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Exhibit 10.64

AMENDMENT NO. 1
TO EMPLOYMENT AGREEMENT
BETWEEN TRI-S SECURITY CORPORATION
AND
RONALD G. FARRELL

        THIS AMENDMENT NO. 1 (the "Amendment") to the EMPLOYMENT AGREEMENT dated as of January 1, 2002 (the "Employment Agreement"), between RONALD G. FARRELL, an individual resident of the State of Georgia ("Executive"), and TRI-S SECURITY CORPORATION, a Georgia corporation formerly known as Diversified Security Corporation (the "Corporation"), is made as of the 4th day of February, 2005 by and between Executive and the Corporation.

W I T N E S S E T H:

        WHEREAS, Executive and the Corporation each desire to amend the Employment Agreement as set forth herein; and

        WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        SECTION 1.    Amendment to Section 1 of Exhibit A to the Employment Agreement.    Section 1 of Exhibit A to the Employment Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

  "1.    Minimum Base Salary.

January 1, 2005 through December 31, 2005	$175,000
January 1, 2006 through December 31, 2006	$183,750
January 1, 2007 through December 31, 2007	$192,950
January 1, 2008 through December 31, 2008	$202,600

          Base Salary is payable in cash in monthly installments (or on such other periodic basis as may be mutually agreed upon), pro rated for any partial year during which Executive's employment under the Employment Agreement terminates, but may be reduced or eliminated upon the occurrence of certain events as set forth in Section 9 of the Employment Agreement. In addition, Executive shall be entitled to reimbursement by the Corporation for Executive's monthly automobile expenses in the amount of $1,350 per month, plus reimbursement for expenses for gas, oil and tires. Reimbursement for expenses for gas, oil and tires shall be made to Executive within ten (10) days after receipt by the Corporation of documentary evidence detailing such expenses. The Corporation shall reimburse executive for auto travel at the rate of 35 cents per mile for company related travel."

        SECTION 2.    Amendment to Section 3 of Exhibit A to the Employment Agreement.    Section 3 of Exhibit A to the Employment Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

          "3.    Bonus and Incentive Compensation.    Executive shall be entitled to receive for each fiscal year of the Corporation ("Fiscal Year") during the Term a bonus equal to five percent (5%) of the Corporation's pre-tax income, which income shall include any cash dividends paid to the

  Corporation on investments made by the Corporation, including, but not limited to, the Corporation's investment in Army Fleet Support, LLC ("Profit Bonus"), for each such Fiscal Year; provided, however, that at no time may the Profit Bonus due Executive with respect to a particular Fiscal Year exceed 150% of the Base Salary for that Fiscal Year. The Profit Bonus due Executive, if any, with respect to a particular Fiscal Year shall be payable in cash monthly, based on the Corporation's unaudited monthly financial information. If any particular month results in a loss, no Profit Bonus is to be paid in future months of the same Fiscal Year until such loss has been eliminated. The Profit Bonus, if any, for the last month of any particular Fiscal Year shall be paid within thirty (30) days after receipt by the Corporation of its audited financial statements for said Fiscal Year. If Executive's employment is terminated prior to the end of any Fiscal Year during the Term, the Profit Bonus due Executive for such Fiscal Year shall be paid within thirty (30) days of such termination and shall be prorated through the last day of employment of Executive during such Fiscal Year."

        SECTION 3.    Effect on Employment Agreement.    Except as otherwise specifically provided herein, the Employment Agreement shall not be amended but shall remain in full force and effect.

        SECTION 4.    Representations.    Executive and the Corporation each represent and warrant that no interest in the Employment Agreement has been sold, hypothecated, assigned or otherwise transferred. Executive and the Corporation each further represent and warrant that there are no defaults under the Employment Agreement as of the date hereof.

        SECTION 5.    Binding Effect; Headings.    The covenants contained herein shall bind, and the benefits hereof shall inure to, the respective heirs, personal representatives, successors and permitted assigns, as the case may be, of the parties hereto. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

        SECTION 6.    Counterparts.    This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile.

        IN WITNESS WHEREOF, Executive has executed and delivered this Amendment, and the Corporation has caused this Amendment to be executed and delivered by its duly authorized officer, all as of the day and year first above written.

/s/ RONALD G. FARRELL RONALD G. FARRELL
TRI-S SECURITY CORPORATION
By:	/s/ RONALD G. FARRELL
Its:	/s/ CHIEF EXECUTIVE OFFICER

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AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT BETWEEN TRI-S SECURITY CORPORATION AND RONALD G. FARRELL